Exhibit 99.1
KATHLEEN A. HERKENHOFF (Cal. Bar No. 168562)
THE WEISER LAW FIRM, P.C.
12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: (858) 794-1441
Facsimile: (858) 794-1450
kah@weiserlawfirm.com
ROBERT B. WEISER
BRETT D. STECKER
JEFFREY J. CIARLANTO
THE WEISER LAW FIRM, P.C.
121 North Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: (610) 225-2677
Facsimile: (610) 225-2678
Co-Lead Counsel for Plaintiffs
[Additional counsel appear on signature page]
SUPERIOR COURT OF THE STATE OF CALIFORNIA
COUNTY OF LOS ANGELES

In re RENTECH, INC. DERIVATIVE	)	Lead Case No. BC 430553
LITIGATION	)
	)	(Consolidated with Case Nos.
BC 430757 and BC 431278)
)
This Document Relates To:	)
	)	NOTICE OF SETTLEMENT
ALL ACTIONS	)
	)	JUDGE: Emilie H. Elias
	)	DEPT.: 324
TRIAL DATE: None Set
EXHIBIT A-1
NOTICE OF SETTLEMENT

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF RENTECH, INC. (“RENTECH” OR THE “COMPANY”) AS OF MAY 19, 2011 (“CURRENT RENTECH STOCKHOLDERS”). PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS LITIGATION.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE LITIGATION, SHAREHOLDERS OF RENTECH WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS LITIGATION IS NOT “CLASS ACTION” LITIGATION. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE LITIGATION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
PLEASE TAKE NOTICE that the above-captioned shareholder derivative litigation (the “State Action”), as well as the shareholder derivative action in the Central District of California entitled In re Rentech, Inc. Deriv. Litig., Lead Case No. 10-0485-GHK (PJWx) (the “Federal Action”) (collectively, the “Actions”), are being settled on the terms set forth in an Amended Stipulation of Settlement dated May 19, 2011 (the “Amended Stipulation”).1

[1]
This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Amended Stipulation, which has been filed with the State Court and posted at www.rentechinc.com. All capitalized terms herein have the same meanings as set forth in the Amended Stipulation (in addition to those capitalized terms defined herein).

NOTICE OF SETTLEMENT

In the Actions, Plaintiffs have alleged that during the period from at least February 8, 2008 through approximately December 2009 (the “Relevant Period”), certain current and/or former officers and directors of Rentech (the “Defendants”) breached their fiduciary duties by, inter alia, causing Rentech to improperly classify cash deposits required by forward gas purchase contracts as inventory, as opposed to classifying deposits on gas purchase contracts within current assets on Rentech’s balance sheet. As a result, Plaintiffs allege that the Defendants knowingly or recklessly caused Rentech to incorrectly record millions of dollars as inventory. Plaintiffs also allege that Defendants caused Rentech to incorrectly report its deferred revenues and accounts receivable in offsetting amounts.
On December 14, 2009, Rentech announced that it would restate its financial statements for the last three fiscal quarters of 2008, its annual report for fiscal 2008, and the first three fiscal quarters of 2009 as a result of the accounting issues identified above. On the trading day following the December 14, 2009 announcement, Rentech’s stock fell approximately 11% from its December 14, 2009, closing price of $1.64 per share, to close on December 16, 2009, at $1.47 per share.
On January 26, 2010, January 27, 2010 and February 4, 2010, respectively, plaintiffs Andrew Tarr (“Tarr”), Sergiu S. Strumingher (“Strumingher”) and Gerald Smith (“Smith”) filed shareholder derivative complaints against the Defendants on behalf of Rentech in this Court. On April 5, 2010, the Court consolidated the Tarr, Strumingher and Smith actions under the caption In re Rentech, Inc. Derivative Litigation, Lead Case No. BC430553, thus forming the State Action. On January 22, 2010, and February 10, 2010, respectively, plaintiffs John Cobb (“Cobb”) and Virginia Harpster (“Harpster”) initiated shareholder derivative actions on behalf of Rentech in the Federal Court. On February 26, 2010, the Federal Court consolidated the Cobb and Harpster actions under the caption In re Rentech, Inc. Shareholder Derivative Litigation, Lead Case No. CV10-0485-GHK-PJW, thus forming the Federal Action.
NOTICE OF SETTLEMENT

On October 5, 2010, the Settling Parties (as defined in the Amended Stipulation) participated in a formal joint mediation (the “Mediation”) before JAMS mediator the Hon. (Ret.) Dickran Tevrizian (“Judge Tevrizian”) in Los Angeles, California. Although the Settling Parties made some progress at the Mediation, the Actions did not settle at that time. The Mediation, however, served as the springboard for continued settlement discussions which occurred throughout the fall and winter of 2010. With the substantial assistance of Judge Tevrizian, the Settling Parties were able to reach an agreement-in-principle on the settlement terms herein, which ultimately culminated in the proposed settlement (the “Settlement”) reflected in the Amended Stipulation.
As detailed in the Amended Stipulation, the Settlement includes the adoption, implementation, and/or maintenance of a variety of corporate governance reforms (“Reforms”), including measures that relate to and address many of the underlying issues in the Actions, including, but not limited to, independence of the Company’s Board of Directors (the “Board”), Board and committee membership, and enhanced internal control procedures. These Reforms include:
1. Rentech has added one independent director to its Board pursuant to Rentech’s existing procedures for the nomination of independent directors.
2. Rentech will implement a policy providing that its Chief Executive Officer (“CEO”) may not serve on more than one public company board, excluding Rentech’s Board.
3. Rentech will implement a policy that directors who are employees of Rentech (other than Rentech’s CEO) may not serve on more than two public company boards, excluding Rentech’s Board.
4. Rentech will implement a policy that the Board will hold an executive session outside the presence of any employee directors at least once per fiscal quarter.
5. Rentech will implement a policy that no Board member may serve as the chair of more than one standing committee of the Board.
6. Rentech will implement a policy limiting the term of any non-executive chairman of the Board to six consecutive years.
7. Rentech will implement a policy requiring each member of the Board to attend each annual shareholder meeting in person, absent good cause. At each annual shareholder meeting, shareholders shall have the opportunity to ask questions of the CEO and Board, both orally and in writing, and receive answers and discussion where appropriate.
NOTICE OF SETTLEMENT

8. Within 60 days of the entry of the Final Judgment and Order, Rentech will update and post the charter of its Disclosure Committee on the Company’s external website.
9. For at least the next three fiscal years (i.e., 2011-2013), management shall annually assess the adequacy of the Company’s internal controls and will discuss in the Annual Report on Form 10-K any identified material weakness with respect to each of the following:
(a) Staff in finance and accounting with adequate knowledge regarding accounting for gas contracts, deposits, deferred revenue and inventory valuations in accordance with generally accepted accounting principles;
(b) The internal communication process associated with accounting for gas contracts, deposits, deferred revenue and inventory valuation; and
(c) The communication process associated with external auditors.
IF YOU ARE A CURRENT RENTECH STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.
As detailed in the Amended Stipulation at ¶1.16, the Settlement, once approved by the Court, provides for the release of certain claims as defined in the Amended Stipulation as follows:
“Released Claims” shall collectively mean any and all claims (including “Unknown Claims” as defined in ¶1.22 of the Amended Stipulation), debts, demands, rights, liabilities, damages, actions, losses, obligations, judgments, suits, fees, expenses, costs, any other relief of any nature whatsoever, matters, issues and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, under state, federal, local, common, foreign or statutory law or any other law, rule or regulation, contingent or absolute, disclosed or undisclosed, concealed or hidden, direct or derivative that were asserted in the Actions or in the future could be asserted in any court, tribunal or proceeding by Plaintiffs, Rentech or by any Current Rentech Stockholder (claiming, derivatively in the right of, or on behalf of, the Company), against any of the Released Persons, which have arisen, arise now or hereafter arise out of,
NOTICE OF SETTLEMENT

are based upon or relate in any manner to the allegations in the Actions and/or to the matters, acts, facts, circumstances, transactions, events, occurrences, disclosures, statements, representations, misrepresentations, omissions, acts or failures to act giving rise to the allegations in the Actions, including, without limitation, claims for negligence, gross negligence, breach of fiduciary duty, including without limitation the duties of care and/or loyalty, fraud, constructive fraud, self-dealing, misrepresentation (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), concealment (whether intentional, negligent or innocent), mismanagement, gross mismanagement, abuse of control, waste, money damages, unjust enrichment, breach of contract, or violations of any federal, state, local or foreign law, or any other rule, law, or regulation, or any other source of legal or equitable obligation of any kind or description in whatever forum or allegations that could have been made in the Actions. This agreement does not affect the claims asserted in the securities class action entitled In re Rentech, Inc. Sec. Litig., No. 2:09-cv-0945-GHK-PJW.
Each Rentech shareholder is hereby placed on notice that the Settlement, if approved, is intended to foreclose the ability to seek legal or equitable relief from Rentech and the Individual Defendants (and any persons affiliated therewith) concerning or relating to the misconduct alleged in the Actions or the facts and circumstances set forth in the Actions. If shareholders have questions concerning the scope of the release, or its impact, they are encouraged to seek independent legal advice.
On July 21, 2011, at 10 a.m., a hearing (the “Settlement Hearing”) will be held before the Superior Court of the State of California, County of Los Angeles, Department 324, located at 600 S. Commonwealth Avenue, Los Angeles, California, to determine: (1) whether the terms of the Settlement, including the agreed to attorneys’ fees and expenses of $300,000 (the “Fee Award”), should be approved as fair, reasonable, and adequate; and (2) whether the Actions should be dismissed on the merits and with prejudice.
NOTICE OF SETTLEMENT

Any Current Rentech Stockholder objecting to the Settlement of the Actions shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record or beneficial owner as of May 19, 2011. Any Current Rentech Stockholder who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such member’s own expense or may appear on his or her own. However, no Current Rentech Stockholder shall be heard at the Settlement Hearing unless no later than fourteen (14) court days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Plaintiffs’ Counsel, and Rentech’s counsel, a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership in Rentech. Only Current Rentech Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.
If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before June 30, 2011 with service on the following parties:
Co-Lead Counsel for State Plaintiffs
Kathleen A. Herkenhoff
THE WEISER LAW FIRM, P.C.
12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Robert B. Weiser
Brett D. Stecker
Jeffrey J. Ciarlanto
THE WEISER LAW FIRM, P.C.
121 North Wayne Avenue, Suite 100
Wayne, PA 19087
Kip B. Shuman
Rusty E. Glenn
THE SHUMAN LAW FIRM
885 Arapahoe Ave.
Boulder, CO 80302
Counsel for Federal Plaintiffs
Frank J. Johnson
Keith M. Cochran
JOHNSON & WEAVER, LLP
501 West Broadway, Ste. 1720
San Diego, CA 92101
NOTICE OF SETTLEMENT

Brian J. Robbins
Kevin Seely
Arshan Amiri
ROBBINS UMEDA LLP
600 B Street, Suite 1900
San Diego, CA 92101
Counsel for Rentech

Patrick E. Gibbs
Melanie Blunschi
LATHAM & WATKINS LLP
355 South Grand Avenue
Los Angeles, CA 90071-1560
Inquiries regarding the Settlement may be made to Co-Lead Counsel for the State Plaintiffs: Robert B. Weiser, The Weiser Law Firm, P.C., 121 North Wayne Avenue, Suite 100, Wayne, PA 19087; telephone 610-225-2677.
PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE

DATED June 7, 2011	BY ORDER OF THE COURT
LOS ANGELES COUNTY SUPERIOR COURT
NOTICE OF SETTLEMENT